EXHIBIT 99.1

PRESS RELEASE
NOBLE CORPORATION PLC     ANNOUNCES THIRD QUARTER 2022 RESULTS AND SHARE REPURCHASE AUTHORIZATION
•Business combination with Maersk Drilling closed on October 3, 2022. Consolidated results for the quarter reflect legacy Noble Corporation prior to the business combination.
•Initiates shareholder return program with share repurchase authorization of up to $400 million.
•Q3 Net Income of $34 million, EPS of $0.41 and Adjusted EBITDA of $97 million
•Q3 Cash Flow from Operations of $74 million and Free Cash Flow of $44 million

SUGAR LAND, TEXAS, November 2, 2022 - Noble Corporation plc (NYSE: NE, CSE: NOBLE, “Noble”, or the “Company”) today reported third quarter 2022 results.

	Three Months Ended
(in millions, except per share amounts)	September 30, 2022	September 30, 2021	June 30, 2022
Total Revenue	$306	$250	$275
Contract Drilling Services Revenue	289	231	262
Net Income (Loss)	34	(24)	37
Adjusted EBITDA*	97	47	84
Adjusted Net Income (Loss)*	41	7	33
Diluted Earnings (Loss) Per Share	0.41	(0.36)	0.45
Adjusted Diluted Earnings (Loss) Per Share*	0.50	0.10	0.40

* A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release.
Robert W. Eifler, President and Chief Executive Officer of Noble Corporation plc, stated “Our third quarter financial results showed continued improvement, driven by rising dayrates and consistently strong utilization. We are excited to have closed the business combination between Noble and Maersk Drilling in early October and are well underway with integration activities. Ensuring seamless service excellence for our customers, maintaining leadership in innovation and sustainability, and capturing $125 million in synergies within two years remain key priorities. We anticipate that the combination of our robust financial profile and high-quality backlog will position Noble very well going forward, and we are pleased to deliver on a key transaction rationale with today’s announcement of a $400 million share repurchase authorization.”
Third quarter results
Third quarter financial highlights for legacy Noble Corporation on a standalone basis are as follows. Contract drilling services revenue for the third quarter of 2022 totaled $289 million compared to $262 million in the second quarter. Marketed fleet utilization was 89% in the three months ended September 30, 2022 compared to 85% in the previous quarter. Contract drilling services costs for the third quarter were $186 million, up from $178 million in the second quarter of 2022. Adjusted EBITDA for the three months ended September 30, 2022 was $97 million compared to $84 million in the second quarter of 2022. Capital expenditures totaled $41 million in the third quarter and $117 million through the nine months ending September 30, 2022. Net cash provided by operating activities for the three months ended September 30, 2022 was $74 million and free cash flow was $44 million.
For additional reference, unaudited historical-basis financial highlights for legacy Maersk Drilling during the third quarter of 2022 included total revenue of $283 million, adjusted EBITDA of $63 million, and capital expenditures of $35 million.
Shareholder return authorization
Noble’s Board of Directors has authorized a share repurchase program that allows the Company to repurchase up to $400 million of outstanding Company stock or warrants. The $400 million authorization does not have a fixed expiration, and may be modified, suspended or discontinued at any time. The program does not obligate the Company to acquire any particular amount of shares.
Balance sheet
The company’s pro forma balance sheet as of September 30, 2022 when taking into consideration the Business Combination and proceeds from the sale of the five jackups had a net debt balance of approximately $190 million. In November, we expect to complete the Compulsory Purchase for the remaining shares of Maersk Drilling that were not acquired during the voluntary tender exchange.
As recently disclosed, Noble has received preliminary commitments from a group of banks to enter into a $350 million, 3-year term loan to replace the existing Maersk Drilling syndicated facilities. Additionally, Noble has received a preliminary commitment for a $150 million, 3-year term loan to replace the existing Maersk Drilling loan with Danish Ship Finance. Each loan has an indicative initial interest rate of Term SOFR (secured overnight funding rate) plus 3.50%, with margin increases beginning in year two. The loans remain subject to final documentation and customary closing conditions, which Noble anticipates will be completed during the fourth quarter.
Operating highlights and backlog
Noble’s marketed fleet of nine floaters was 96% contracted through the third quarter, similar to the legacy Maersk Drilling floater fleet which had full contracted utilization across seven marketed floaters. Contracting activity remains firm, reflecting the tight condition of the high-end drillship market segment, with leading edge dayrates for deepwater rigs well into the low to mid $400,000s per day range.
Noble’s jackup utilization was 82% in the third quarter, and current utilization (following the significant transaction-related changes to the composition of our jackup fleet) is now 92% with 12 out of 13 jackups currently under contract. The jackup Noble Resilient was recently awarded a contract for a four well intervention scope in the UK North Sea at a dayrate of $87,500.
Per our fleet status report dated November 2, 2022, Noble’s current backlog stands at $3.9 billion.
Outlook
For the fourth quarter of 2022, Noble today announces a guidance range for Adjusted EBITDA of $155 to $175 million. Capital expenditures are expected to range between $65 and $85 million. These estimates reflect the October 3, 2022 closing date of the Maersk Drilling business combination and the October 5, 2022 sale of five jackups to Shelf Drilling. (1)
Commenting on Noble’s outlook, Mr. Eifler stated, “Our leadership team’s extensive worldwide travel to meet with employees and customers in recent weeks has only reinforced our confidence in the talent that we have assembled and the tremendous opportunity at hand for Noble. Despite global macroeconomic uncertainty, the fundamentals in our business, particularly in the deepwater segment, remain very promising, and Noble is poised and ready to execute as a new and dynamic leader in offshore drilling.”
1 Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, the company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort.

Conference call
Noble will host a conference call related to its third quarter 2022 results on Thursday, November 3, 2022, at 8:00 a.m. U.S. Central Time. Interested parties may dial +1 929-203-0901 and refer to conference ID 31391 approximately 15 minutes prior to the scheduled start time. Additionally, a live webcast link will be available on the Investor Relations section of the Company’s website. A webcast replay will be accessible for a limited time following the scheduled call.
For additional information, visit www.noblecorp.com or email investors@noblecorp.com

Contact Noble Corporation plc
Ian Macpherson
Vice President - Investor Relations
+1 713-239-6507
imacpherson@noblecorp.com
About Noble Corporation plc
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. Additional information on Noble is available at www.noblecorp.com.
Successor reporting
Upon emergence from our restructuring on February 5,2021, Noble adopted fresh-start accounting which resulted in Noble becoming a new reporting entity for accounting and financial reporting purposes. Accordingly, financial statements and notes after February 5, 2021 are not comparable to financial statements and notes prior to that date. As required by GAAP, results are labelled as “Predecessor” for the period up to February 5, 2021 and “Successor” for all dates after.
Cautionary and Forward-looking statements
The shares may be repurchased under the new repurchase program in open market purchases, privately negotiated transactions, through plans, instructions or contracts established under applicable rules under the Securities Exchange Act of 1934, as amended, through block trades, by effecting a tender offer, by way of accelerated share repurchase transactions or other derivative transactions, or by any combination of the foregoing. The manner, timing, pricing and amount of any repurchases will determined by the Company at its discretion and may be based upon a number of factors, including market conditions, the Company’s stock price, earnings, capital requirements, financial conditions, available liquidity and competing uses for cash that may arise in the future, compliance with the Company’s debt and other agreements, applicable legal requirements, and other considerations. Noble will effect a capital reduction connection with the repurchase program through a legal sanctioning process that is expected to conclude in November.
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication, including those regarding future guidance, the offshore drilling market and momentum, contract commitments, commencements, novations, extensions or renewals, contract tenders, share repurchases, plans and objectives of management for future operations, rig mobilizations and scheduling, industry conditions, capital reductions, worldwide economic conditions, and benefits or results of acquisitions or dispositions are forward-looking statements. When used in this communication, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “prepare,” “project,” “schedule,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, the business combination with Maersk Drilling (including but not limited to the effect of the announcement or the completion of the Business Combination on Noble’s business relationships, performance and business generally, the risk that the Business Combination disrupts current plans and potential difficulties in employee retention as a result of the Business Combination, the outcome of any legal proceedings that may be instituted against related to the Business Combination, requirements, conditions or costs that may be imposed in connection with obtaining regulatory approvals in connection with the Business Combination, the ability to implement business plans, forecasts, and other expectations (including with respect to synergies and financial and operational metrics, such as EBITDA and free cash flow) in connection with the Business Combination, and to identify and realize additional opportunities, the failure to realize anticipated benefits of the Business Combination, the impact of the consummation of the Business Combination on relationships with third parties, and risks associated with assumptions that parties make in connection with the parties’ critical accounting estimates and other judgments), the effects of public health threats, such as the ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting our drilling contracts, including duration, downtime, dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in the Company’s most recent Form 10-K, Form 10-Q’s, and other filings with the SEC. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor
	Three Months Ended September 30,
	2022	2021
Operating revenues
Contract drilling services	$289,494	$231,154
Reimbursables and other	16,378	19,217
	305,872	250,371
Operating costs and expenses
Contract drilling services	186,482	188,552
Reimbursables	13,284	16,462
Depreciation and amortization	24,868	25,248
General and administrative	18,089	14,982
Merger and integration costs	9,338	5,033
(Gain) loss on sale of operating assets, net	354	3,146
Hurricane losses and (recoveries), net	1,896	10,441
	254,311	263,864
Operating income (loss)	51,561	(13,493)
Other income (expense)
Interest expense, net of amounts capitalized	(7,943)	(8,870)
Loss on extinguishment of debt, net	(196)	—
Interest income and other, net	3,235	973
Income (loss) before income taxes	46,657	(21,390)
Income tax provision	(13,072)	(2,275)
Net income (loss)	$33,585	$(23,665)
Per share data
Basic:
Net income (loss)	$0.48	$(0.36)
Diluted:
Net income (loss)	$0.41	$(0.36)

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - CONTINUED
(In thousands, except per share amounts)
(Unaudited)

	Successor		Predecessor
		Period from	Period from
		February 6, 2021	January 1, 2021
	Nine Months Ended	through	through
	September 30, 2022	September 30, 2021	February 5, 2021
Operating revenues
Contract drilling services	$746,992	$515,680	$74,051
Reimbursables and other	44,263	46,467	3,430
	791,255	562,147	77,481
Operating costs and expenses
Contract drilling services	530,710	456,853	46,965
Reimbursables	37,095	41,577	2,737
Depreciation and amortization	77,109	64,831	20,622
General and administrative	52,300	47,939	5,727
Merger and integration costs	27,916	13,786	—
(Gain) loss on sale of operating assets, net	(3,105)	3,146	—
Hurricane losses and (recoveries), net	4,701	10,441	—
	726,726	638,573	76,051
Operating income (loss)	64,529	(76,426)	1,430
Other income (expense)
Interest expense, net of amounts capitalized	(23,338)	(23,628)	(229)
Gain on bargain purchase	—	64,479	—
Loss on extinguishment of debt, net	(196)	—	—
Interest income and other, net	4,766	7,490	399
Reorganization items, net	—	—	252,051
Income (loss) before income taxes	45,761	(28,085)	253,651
Income tax benefit (provision)	(11,775)	6,631	(3,423)
Net income (loss)	$33,986	$(21,454)	$250,228
Per share data
Basic:
Net income (loss)	$0.49	$(0.35)	$1.00
Diluted:
Net income (loss)	$0.42	$(0.35)	$0.98

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Successor
	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$422,486	$194,138
Accounts receivable, net	274,175	200,419
Prepaid expenses and other current assets	57,965	61,089
Total current assets	754,626	455,646
Intangible assets	25,324	61,849
Property and equipment, at cost	1,341,132	1,555,975
Accumulated depreciation	(119,442)	(77,275)
Property and equipment, net	1,221,690	1,478,700
Assets held for sale	299,016	—
Other assets	84,853	77,247
Total assets	$2,385,509	$2,073,442
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$144,498	$120,389
Accrued payroll and related costs	36,402	48,346
Other current liabilities	87,919	79,659
Total current liabilities	268,819	248,394
Long-term debt	434,368	216,000
Other liabilities	133,761	108,421
Total liabilities	836,948	572,815
Commitments and contingencies
Total shareholders’ equity	1,548,561	1,500,627
Total liabilities and equity	$2,385,509	$2,073,442

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor		Predecessor
		Period from	Period from
	Nine Months Ended	February 6, 2021	January 1, 2021
		through	through
	September 30, 2022	September 30, 2021	February 5, 2021
Cash flows from operating activities
Net income (loss)	$33,986	$(21,454)	$250,228
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	77,109	64,831	20,622
Amortization of intangible assets	36,525	37,127	—
Gain on bargain purchase	—	(64,479)	—
Reorganization items, net	—	—	(280,790)
Changes in components of working capital
Change in taxes receivable	118	13,810	(1,789)
Net changes in other operating assets and liabilities	(37,932)	(5,807)	(33,719)
Net cash provided by (used in) operating activities	109,806	24,028	(45,448)
Cash flows from investing activities
Capital expenditures	(109,235)	(117,750)	(14,629)
Cash acquired in stock-based business combination	—	54,970	—
Proceeds from disposal of assets, net	15,756	31,247	194
Net cash provided by (used in) investing activities	(93,479)	(31,533)	(14,435)
Cash flows from financing activities
Issuance of second lien notes	—	—	200,000
Borrowings on credit facilities	220,000	40,000	177,500
Repayments of debt	(1,828)	(27,500)	(545,000)
Debt issuance costs	—	—	(23,664)
Warrants exercised	784	647	—
Taxes withheld on employee stock transactions	(4,926)	—	(1)
Net cash provided by (used in) financing activities	214,030	13,147	(191,165)
Net increase (decrease) in cash, cash equivalents and restricted cash	230,357	5,642	(251,048)
Cash, cash equivalents and restricted cash, beginning of period	196,722	113,993	365,041
Cash, cash equivalents and restricted cash, end of period	$427,079	$119,635	$113,993

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
OPERATIONAL INFORMATION
(Unaudited)

	Average Rig Utilization

	Successor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Floaters	78%	81%	73%
Jackups	82%	68%	75%
Total	80%	76%	74%

	Operating Days

	Successor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Floaters	792	813	806
Jackups	606	495	828
Total	1,398	1,308	1,634

	Average Dayrates

	Successor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Floaters	$285,362	$266,887	$214,304
Jackups	118,209	120,824	87,972
Total	$212,958	$211,626	$150,287

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following tables presents the computation of basic and diluted income (loss) per share:

	Successor				Predecessor
				Period from	Period from
	Three Months Ended September 30,		Nine Months	February 6, 2021	January 1, 2021
			Ended	through	through
	2022	2021	September 30, 2022	September 30, 2021	February 5, 2021
Numerator:
Basic
Net income (loss)	$33,585	$(23,665)	$33,986	$(21,454)	$250,228
Diluted
Net income (loss)	$33,585	$(23,665)	$33,986	$(21,454)	$250,228
Denominator:
Weighted average shares outstanding - basic	70,318	66,623	69,260	61,847	251,115
Dilutive effect of share-based awards	3,388	—	3,388	—	5,456
Dilutive effect of warrants	8,220	—	8,718	—	—
Weighted average shares outstanding - diluted	81,926	66,623	81,366	61,847	256,571

Per share data
Basic:
Net income (loss)	$0.48	$(0.36)	$0.49	$(0.35)	$1.00
Diluted:
Net income (loss)	$0.41	$(0.36)	$0.42	$(0.35)	$0.98

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION

Certain non-GAAP measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company defines “Adjusted EBITDA” as net income (loss); interest income and other, net; gain (loss) on extinguishment of debt, net; interest expense, net of amounts capitalized; loss on impairment; reorganization items, net; certain corporate projects and legal matters; certain infrequent operational events; and depreciation and amortization expense. We believe that the Adjusted EBITDA measure provides greater transparency of our core operating performance. We prepare Adjusted Diluted Earnings (Loss) per Share by eliminating from Diluted Earnings per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance. We prepare Adjusted Net Income (Loss) by eliminating from Net Income (Loss) the impact of a number of non-recurring items we do not consider indicative of our on-going performance.
In order to fully assess the financial operating results, management believes that the results of operations, adjusted to exclude the following items, which are included in the Company’s press release issued on November 2, 2022, are appropriate measures of the continuing and normal operations of the Company:
(i)In the second and third quarter of 2022 and the third quarter of 2021, merger and integration costs; (gain) loss on sale of operating assets, net; hurricane losses and (recoveries), net; intangible contract amortization and discrete tax items.
(ii)In addition, the third quarter of 2022 included loss on extinguishment of debt.
(iii)The quarters also included professional services costs related to corporate initiatives.
For the quarter ended September 30, 2022, the Company disclosed free cash flow as a non-GAAP liquidity measure. Free cash flow of $44 million was calculated as Net cash provided by operating activities of $74 million less cash paid for capital expenditures of $30 million for the quarter ended September 30, 2022.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling cost, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA	Successor
	Three Months Ended September 30,		Three Months Ended
	2022	2021	June 30, 2022
Net income (loss)	$33,585	$(23,665)	$37,057
Income tax provision	13,072	2,275	3,908
Interest expense, net of amounts capitalized	7,943	8,870	7,715
Interest income and other, net	(3,235)	(973)	(1,081)
Depreciation and amortization	24,868	25,248	26,636
Intangible contract amortization	8,170	14,412	14,256
Loss on extinguishment of debt	196	—	—
Professional services - corporate projects	400	1,787	145
Merger and integration costs	9,338	5,033	9,057
(Gain) loss on sale of operating assets, net	354	3,146	1,103
Hurricane losses and (recoveries), net	1,896	10,441	(14,407)
Adjusted EBITDA	$96,587	$46,574	$84,389

Reconciliation of Income Tax (Provision) Benefit	Successor
	Three Months Ended September 30,		Three Months Ended
	2022	2021	June 30, 2022
Income tax provision	$(13,072)	$(2,275)	$(3,908)

Adjustments
Intangible contract amortization	(1,716)	(3,027)	(2,994)
Hurricane losses and (recoveries), net	(398)	—	(164)
Discrete tax items	(10,628)	(1,483)	(11,105)
Total Adjustments	(12,742)	(4,510)	(14,263)
Adjusted income tax provision	$(25,814)	$(6,785)	$(18,171)

NOBLE CORPORATION plc (formerly known as Noble Finco Limited) AND SUBSIDIARIES
NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Net Income (Loss)	Successor
	Three Months Ended September 30,		Three Months Ended
	2022	2021	June 30, 2022
Net income (loss)	$33,585	$(23,665)	$37,057

Adjustments
Intangible contract amortization, net of tax	6,454	11,385	11,262
Professional services - corporate projects	400	1,787	145
Merger and integration costs	9,338	5,033	9,057
(Gain) loss on sale of operating assets, net	354	3,146	1,103
Hurricane losses and (recoveries), net	1,498	10,441	(14,571)
Loss on extinguishment of debt	196	—	—
Discrete tax items	(10,628)	(1,483)	(11,105)
Total Adjustments	7,612	30,309	(4,109)
Adjusted net income (loss)	$41,197	$6,644	$32,948

Reconciliation of Diluted EPS	Successor
	Three Months Ended September 30,		Three Months Ended
	2022	2021	June 30, 2022
Unadjusted diluted EPS	$0.41	$(0.36)	$0.45

Adjustments
Intangible contract amortization	0.08	0.17	0.14
Professional services - corporate projects	—	0.02	—
Merger and integration costs	0.12	0.08	0.11
(Gain) loss on sale of operating assets, net	—	0.05	0.01
Hurricane losses and (recoveries), net	0.02	0.16	(0.18)
Loss on extinguishment of debt	—	—	—
Discrete tax items	(0.13)	(0.02)	(0.13)
Total Adjustments	0.09	0.46	(0.05)
Adjusted diluted EPS	$0.50	$0.10	$0.40

Reconciliation of Free Cash Flow	Successor
	Three Months Ended		Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2022
Net cash provided by operating activities	$73,507	$88,112	$109,806
Capital expenditures	(29,710)	(32,480)	(109,235)
Free cash flow	$43,797	$55,632	$571